UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________
Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2014 (November 13, 2014)

USG Corporation

(Exact name of registrant as specified in its charter)
Delaware	1-8864	36-3329400
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
550 West Adams Street, Chicago, Illinois		60661-3676
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code		(312) 436-4000

(former name and address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 13, 2014, the Board of Directors (the “Board”) of USG Corporation (the “Corporation”) appointed Jeanette A. Press, current Controller of the Corporation since 2012, as Vice President and Controller, effective January 1, 2015. In connection with the effectiveness of her appointment, Ms. Press will assume the duties of principal accounting officer of the Corporation. Ms. Press, age 39, previously served as the Corporation’s Assistant Controller and Senior Director, Technical Accounting and Reporting. Prior to joining the Corporation in 2011, Ms. Press served in various positions of increasing responsibility at KPMG LLP since 1998.
Effective January 1, 2015, it is anticipated that Ms. Press will enter into an employment agreement materially consistent with the form of employment agreement used by the Corporation since 2012, with the exception that Ms. Press will receive one times base salary and bonus for termination without cause.
Upon the effectiveness of Ms. Press as the Corporation’s principal accounting officer on January 1, 2015, Matthew F. Hilzinger, Executive Vice President and Chief Financial Officer, will cease serving as the Corporation’s principal accounting officer. Mr. Hilzinger will continue serving as the Corporation’s principal financial officer.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
(a) On November 13, 2014, the Board of the Corporation amended Article VIII of the Corporation’s By-Laws to add a new forum selection provision.

The provision provides that unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any director or officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, creditors or other constituents, (c) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation arising pursuant to any provision of the Delaware General Corporation Law or the certificate of incorporation or the By-Laws, or (d) any action asserting a claim against the Corporation or any director or officer or other employee of the Corporation governed by the internal affairs doctrine, shall be the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another state court located within the State of Delaware or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware).

The foregoing description is qualified in its entirety by reference to the full text of the Company’s By-Laws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 3.1	Amended and Restated By-Laws of the Company, dated as of November 13, 2014

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

USG CORPORATION
Registrant

By:	/s/ Stanley L. Ferguson____________ Name: Stanley L. Ferguson
Title: Executive Vice President, General Counsel and Secretary

Date: November 18, 2014

EXHIBIT INDEX

Exhibit No.	Exhibit

Exhibit 3.1	Amended and Restated By-Laws of the Company, dated as of November 13, 2014